Exhibit 99.1

Press Release – MSC.Software Reports Preliminary Results for the First Quarter

Investor Contact:

Joanne Keates

Vice President, Investor Relations

MSC.Software

(714) 444-8551

joanne.keates@mscsoftware.com

MSC.Software Reports Preliminary Revenue Results for the

First Quarter Ended March 31, 2007

SANTA ANA, Calif. – April 17, 2007 – MSC.Software Corporation (NASDAQ: MSCS), the leading global provider of enterprise simulation solutions including simulation software and services, today announced preliminary revenue results for the first quarter ended March 31, 2007.

For the first quarter ended March 31, 2007, the Company expects to report revenue in the range of $56 to $58 million compared to revenue of $67.4 million in the first quarter last year. Last year’s first quarter included $2.5 million of revenue associated with the Company’s PLM business which was sold in March 2006 (of the total $2.5 million of PLM revenue, $1.3 million was software and $1.2 million was services revenue), and approximately $6.8 million in software revenue that resulted from restatement adjustments. The restatement adjustments arise from software revenue recognized in the first quarter of last year for transactions that occurred prior to January 2005. Adjusting for PLM and the accounting restatement impact in the first quarter last year, it is estimated that software license revenue increased by approximately 8% in the first quarter 2007, while maintenance revenue increased by approximately 4% and services declined by approximately 40%. Additionally, as previously reported, the company expects to take a restructuring charge in the first quarter of approximately $7.0 million. The company expects to report a GAAP net loss for the first quarter both before and after adjusting for the restructuring charge.

The revenue range and revenue growth rate are estimates and may change pending the Company’s management and independent auditor’s completion of their normal quarterly closing and review procedures. The Company expects to report first quarter results on May 9, 2007 and file its Form 10-Q for the first quarter on May 10, 2007. The Company will discuss in detail these first quarter results and forward guidance and outlook for 2007 on its Q1 conference call on May 9th.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1100 people in 23 countries. For additional information about MSC.Software's products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2006 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.